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                                                                  EXHIBIT (h)(2)

                      AMENDMENT TO ADMINISTRATION AGREEMENT

      AMENDMENT made as of the 18th day of April, 2005, between The Coventry Group (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that Administration Agreement dated October 23, 1998, as amended (the "Agreement"), under which BISYS performs certain management and administration services for the Trust with respect to the 1st Source Monogram Funds. All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

      WHEREAS, BISYS and the Trust wish to amend Schedule A to the Agreement.

      NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:

      1. Fee.

      The Fee set forth on in Schedule A to the Agreement is hereby amended and restated to read in its entirety as follows:

      Fifteen one-hundredths of one percent (.15%) of each Portfolio's average daily net assets.

      2. Miscellaneous.

      (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (b) Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement).

      (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                    The Coventry Group

                                     By: ______________________________________
                                     Name:
                                     Title:

                                     BISYS FUND SERVICES OHIO, INC.

                                     By: ______________________________________
                                     Name:
                                     Title:

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